CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-248644 on Form S-6 of our report dated October 13, 2020, relating to the financial statement of FT 8927, comprising 40/60 Strategic Allocation Port. 4Q '20 - Term 1/18/22 (40/60 Strategic Allocation Portfolio, 4th Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 13, 2020